   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1997


                                                      REGISTRATION NO. 333-33665
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                         POST EFFECTIVE AMENDMENT NO. 1


                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            COMPUTER HORIZONS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NEW YORK                                           13-2638902
            (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                            49 OLD BLOOMFIELD AVENUE
                     MOUNTAIN LAKES, NEW JERSEY 07046-1495

                                 (973) 299-4000

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN J. CASSESE
                            COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                     MOUNTAIN LAKES, NEW JERSEY 07046-1495

                                 (973) 299-4000

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:


       DENNIS M. DIVENUTA, ESQ.                ROBERT A. CANTONE, ESQ.                 CARLA S. NEWELL, ESQ.
        COMPUTER HORIZONS CORP.             HENRY E. LICHTENBERGER, ESQ.             ANTHONY J. MCCUSKER, ESQ.
       49 OLD BLOOMFIELD AVENUE                  PROSKAUER ROSE LLP                      GUNDERSON DETTMER
 MOUNTAIN LAKES, NEW JERSEY 07046-1495              1585 BROADWAY                        STOUGH VILLENEUVE
          PHONE: 973-299-4000                 NEW YORK, NEW YORK 10036               FRANKLIN & HACHIGIAN, LLP
           FAX: 973-402-7988                     PHONE: 212-969-3000                  155 CONSTITUTION DRIVE
                                                  FAX: 212-969-2900                MENLO PARK, CALIFORNIA 94025
                                                                                        PHONE: 650-321-2400
                                                                                         FAX: 650-321-2800



    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Post Effective Amendment.


================================================================================

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain Lakes, State of New Jersey, on the 24th day of September, 1997.


                                          COMPUTER HORIZONS CORP.

                                          By:      /s/ JOHN J. CASSESE

                                            ------------------------------------
                                                      John J. Cassese
                                              Chairman of the Board, President
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities indicated on September 24, 1997.


             /s/ JOHN J. CASSESE               Chairman of the Board, President and Chief
---------------------------------------------    Executive Officer
               John J. Cassese

           /s/ WILLIAM J. MURPHY*              Executive Vice President and Chief Financial
---------------------------------------------    Officer
              William J. Murphy                  (Principal Financial Officer) and Secretary

            /s/ MICHAEL J. SHEA*               Vice President, Chief Accounting Officer and
---------------------------------------------    Controller
               Michael J. Shea                   (Principal Accounting Officer)

            /s/ THOMAS J. BERRY*               Director
---------------------------------------------
               Thomas J. Berry

            /s/ ROCCO J. MARANO*               Director
---------------------------------------------
               Rocco J. Marano

          *By: /s/ JOHN J. CASSESE
---------------------------------------------
               John J. Cassese
              Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                  DESCRIPTION                       INCORPORATED BY REFERENCE TO
-------    ----------------------------------------  ----------------------------------------
1.1+       Form of Underwriting Agreement Among the
           Company and Alex. Brown & Sons
           Incorporated as Representatives of the
           Underwriters, UBS Securities, Furman,
           Selz, LLC and Punk, Ziegel & Company
           L.P.
3(a-1)+    Certificate of Incorporation as amended   Exhibit 3(a) to Registration Statement
           through 1971                              on Form S-1 (File No. 2-42259)
3(a-2)+    Certificate of Amendment dated May 16,    Exhibit 3(a-2) to Form 10K for the
           1983 to Certificate of Incorporation      fiscal year ended February 28, 1983
3(a-3)+    Certificate of Amendment dated June 15,   Exhibit 3(a-3) to Form 10K for the
           1988 to Certificate of Incorporation      fiscal year ended December 31, 1988
3(a-4)+    Certificate of Amendment dated July 6,    Exhibit 3(a-4) to Form 10K for the
           1989 to Certificate of Incorporation      fiscal year ended December 31, 1994
3(a-5)+    Certificate of Amendment dated February   Exhibit 3(a-4) to Form 10K for the year
           14, 1990 to Certificate of Incorporation  ended December 31, 1989
3(a-6)+    Certificate of Amendment dated May 1,     Exhibit 3(a-6) to Form 10K for the
           1991 to Certificate of Incorporation      fiscal year ended December 31, 1989
3(a-7)+    Certificate of Amendment dated July 12,   Exhibit 3(a-7) to Form 10K for the
           1994 to Certificate of Incorporation      fiscal year ended December 31, 1994
3(b)+      Bylaws, as amended and presently in       Exhibit 3(b) to Form 10K for the year
           effect                                    ended December 31, 1988
4(a)+      Rights Agreement dated as of July 6,1989  Exhibit 1 to Registration Statement on
           between the Company and Chase Manhattan   Form 8-A dated July 7, 1989
           (formerly known as Chemical Bank), as
           Rights Agent ("Rights Agreement") which
           includes the form of Rights Certificate
           as Exhibit B
4(b)+      Amendment No. 1 dated as of February 13,  Exhibit 1 to Amendment No. 1 on Form 8
           1990 to Rights Agreement                  dated February 13, 1990 to Registration
                                                     Statement on Form 8-A
4(c)+      Amendment No. 2 dated as of August 10,    Exhibit 4(c) to Form 10K for the fiscal
           1994 to Rights Agreement                  year ended December 31, 1994
4(d)+      Employee's Savings Plan and Amendment     Exhibit 4.4 to Registration Statement on
           Number One                                Form S-8 dated December 5, 1995
4(e)+      Employee's Savings Plan Trust Agreement   Exhibit 4.5 to Registration Statement on
           as Amended and Restated Effective         Form S-8 dated December 5, 1995
           January 1, 1996
5          Opinion of Proskauer Rose LLP
10(a)+     Employment Agreement dated as of          Exhibit 10(a) to Form 10K for the fiscal
           February 16, 1990 between the Company     year ended December 31, 1989
           and John J. Cassese

EXHIBIT                  DESCRIPTION                       INCORPORATED BY REFERENCE TO
-------    ----------------------------------------  ----------------------------------------
10(b)+     Employment Agreement dated as of March    Exhibit 10(c) to Form 10K for the fiscal
           6, 1997 between the Company and Michael   year ended December 31, 1996
           J. Shea
10(c)+     Note Agreement dated as of March 15,      Exhibit 10(i) to Form 10K for the fiscal
           1998 between the Company and              year ended December 31, 1988
           Massachusetts Mutual Life Insurance
           Company
10(d)+     1991 Directors' Stock Option Plan, as     Exhibit 10(g) to Form 10K for the fiscal
           amended                                   year ended December 31, 1994
10(e)+     1994 Incentive Stock Option and           Exhibit 10(h) to Form 10K for the fiscal
           Appreciation Plan                         year ended December 31, 1994
10(f)+     $10,000,000 Discretionary Line of Credit  Exhibit 10(h) to Form 10K for the fiscal
           from PNC Bank                             year ended December 31, 1996
10(g)+     Employment Agreement dated as of January
           1, 1997 between the Company and William
           J. Murphy
10(h)+     $15,000,000 Discretionary Line of Credit
           from Chase Manhattan Bank dated as of
           June 30, 1997
11+        Statement regarding computation of per
           share earnings (for the years ended
           December 31, 1994, 1995 and 1996)
23.1       Consent of Grant Thornton LLP
23.2       Consent of Proskauer Rose LLP (included as part of Exhibit No. 5)
24+        Power of Attorney (included on the
           signature page of the Registration
           Statement)
27+        Financial Data Schedule


---------------

+ Previously filed.